UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2018

DXC TECHNOLOGY COMPANY

(Exact name of registrant as specified in its charter)

Nevada	001-38033	61-1800317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Boulevard Tysons, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (703) 245-9675

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2018, DXC Technology Company (the “Company”) renewed and amended its committed receivables securitization program (the “Securitization”) with PNC Bank, National Association, as administrative agent (the “Administrative Agent”) and the purchasers party thereto (the “Purchasers”). Pursuant to the amendments, DXC Technology Services LLC became an additional originator that will sell receivables and related rights under the Securitization to CSC Receivables LLC (the “SPE”), which in turn will sell such receivables to the Purchasers in return for payments of capital. In addition, the scheduled termination date of the Securitization was extended to August 21, 2019 and the facility limit was increased to $600,000,000 (the “Facility Limit”).

The Securitization program agreements contain certain customary representations and warranties and affirmative covenants, including as to the eligibility of the receivables being sold, and contributed and contain customary program termination events and non-reinvestment events. Certain obligations of the Originators and the Servicer under the Securitization are guaranteed by the Company under a performance guaranty (the “Performance Guaranty”). However, the Performance Guaranty does not cover the SPE’s obligations to pay any yield, fees or invested amounts to the Administrative Agent or any of the Purchasers.

The foregoing description of the Securitization is qualified in its entirety by reference to the First Amendment to the Purchase and Sale Agreement, dated as of August 22, 2018, among the Originators, the Servicer and the SPE and the Third Amendment to the Receivables Purchase Agreement, dated as of August 22, 2018, among the Servicer, the SPE, the Purchasers and the Administrative Agent, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation of an Off-Balance Sheet Arrangement of a Registrant.

    The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed herewith.

Exhibit No.	Description

10.1	First Amendment to the Purchase and Sale Agreement dated as of August 22, 2018, among Computer Sciences Corporation, as Contributing Originator and Servicer, Alliance-One Services, Inc., CSC Agility Platform, Inc., CSC Consulting, Inc., CSC Cybertek Corporation, Mynd Corporation, DXC Technology Services LLC and PDA Software Services LLC, as Originators, and CSC Receivables LLC, as Buyer.

10.2	Third Amendment to the Receivables Purchase Agreement dated as of August 22, 2018, among Computer Sciences Corporation, as Servicer, CSC Receivables LLC, as seller, the persons from time to time party thereto as Purchasers and group agents, and PNC Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2018	By:	/s/ Paul N. Saleh
	Name:	Paul N. Saleh
	Title:	Executive Vice President and Chief Financial Officer